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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------

                                    FORM 8-K

                                  -------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): June 29, 1998



                         SUMMIT HOLDING SOUTHEAST, INC.
               (Exact Name of Registrant as Specified in Charter)




         FLORIDA                         0-21933               59-3409855
(STATE OR OTHER JURISDICTION    (COMMISSION FILE NUMBER)      (IRS EMPLOYER
        OF INCORPORATION)                                   IDENTIFICATION NO.)



                               2310 A-Z PARK ROAD
                             LAKELAND, FLORIDA 33801
                    (Address of Principal Executive Offices)

                                 (941) 665-6060
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE.
          (Former Name or Former Address, if Changed Since Last Report)




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ITEM 5.  OTHER EVENTS.

         On June 29, 1998, Summit Holding Southeast, Inc., a Florida corporation (the "Company"), Liberty Mutual Insurance Company, a Massachusetts mutual insurance company ("Liberty"), and Space Mountain Acquisition Corp., a Florida corporation and a wholly owned subsidiary of Liberty ("Acquisition Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Liberty will purchase all of the outstanding shares of common stock, par value $.01 per share (the "Common Stock"), of the Company at a price of $33.00 per share, in cash (the "Merger Consideration"), upon the terms and subject to the conditions set forth in the Merger Agreement.

         Pursuant to the terms of the Merger Agreement, as soon as practicable after the satisfaction of the terms and conditions set forth therein, Acquisition Sub will be merged with and into the Company (the "Merger") with the Company surviving the Merger as a wholly owned subsidiary of Liberty. At the time at which the Merger is consummated, each then outstanding share of Common Stock (other than shares of Common Stock held as treasury stock of the Company) will be converted into the right to receive the Merger Consideration. In addition, in connection with the Merger, all outstanding options to purchase Common Stock will be canceled for a cash payment equal to the difference between $33.00 per share and the applicable option exercise price, and each of the outstanding shares of the Company's Series A Preferred Stock will be redeemed in accordance with its terms.

         The Merger is conditioned upon, among other things, the approval of the Merger Agreement by the holders of at least a majority of the issued and outstanding shares of Common Stock.

         In accordance with the terms of the Merger Agreement, each of the executive officers and directors of the Company have entered into agreements with Liberty whereby they have agreed to vote the shares of Common Stock beneficially owned by them, an aggregate amount of approximately 1,028,000 shares or 16.3% of the total outstanding shares of the Company, in favor of the Merger and against any competing transaction. In addition, Greg C. Branch, Chairman of the Board of the Company, William B. Bull, President, Chief Executive Officer and a director of the Company, Russell L. Wall, Chief Financial Officer of the Company, and C.C. Dockery, a director of the Company, have each granted Liberty an option to purchase the shares of Common Stock beneficially owned by such individual (an aggregate of approximately 863,000 shares) for $33.00 per share through December 31, 1998 (or, under certain circumstances, if a competing transaction is commenced, through December 31,
1999).

         A press release announcing the execution of the Merger Agreement was released by the Company on June 30, 1998 (the "Press Release").

         The Merger Agreement and the Press Release are attached hereto as Exhibits 99.1 and 99.2, respectively, and each is incorporated herein by reference in its entirety. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

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
ITEM 7.  EXHIBITS

99.1     Agreement and Plan of Merger, dated June 29, 1998, among Liberty Mutual
         Insurance Company, Space Mountain Acquisition Corp. and Summit Holding
         Southeast, Inc.

99.2     Press Release, dated June 30, 1998, issued by Summit Holding Southeast,
         Inc.
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                                   SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 SUMMIT HOLDING SOUTHEAST, INC.
                                                         (Registrant)



Date:  July 7, 1998                             By   /S/ RUSSELL L. WALL
                                                     ---------------------
                                                     Russell L. Wall
                                                     Chief Financial Officer































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                                  EXHIBIT INDEX


EXHIBIT NO.                            DESCRIPTION
-----------                            -----------

  99.1         Agreement and Plan of Merger, dated June 29, 1998, among Liberty
               Mutual Insurance Company, Space Mountain Acquisition Corp. and
               Summit Holding Southeast, Inc.

  99.2         Press Release, dated June 30, 1998, issued by Summit Holding
               Southeast, Inc.
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